EXHIBIT 32.1
     The following certification is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350). This certification is not to deemed a part of the Report, nor is it to deemed to be “filed” for any purpose whatsoever.
     In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies, to our knowledge, that:
     (i) this Report on Form 10-Q for the quarter ended September 30, 2009, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
     (ii) the information contained in this Report on Form 10-Q for the quarter ended September 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of athenahealth, Inc.
     Dated as of this 30th day of October, 2009.

/s/ Jonathan Bush	/s/ Carl B. Byers

Jonathan Bush	Carl B. Byers
Chief Executive Officer	Chief Financial Officer